SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD and 73A.

FOR PERIOD ENDING 01/31/2004
FILE NUMBER 811-01474
SERIES NO.: 7

72DD     1.   Total income dividends for which record date passed during the period.
              Class A Shares                 $
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $
              Class C Shares                 $
              Class R Shares                 $
              Investor Class                 $ 97


73A.     1.   Payments per share outstanding during the entire current period:
              Class A Shares                 $0.0196
         2.   Dividends for a second class of open-end company shares
              Class B Shares                 $
              Class C Shares                 $
              Class R Shares                 $
              Investor Class                 $0.0199